Exhibit 1.2

Up to 2,012,500 Shares

(Subject to increase to up to 2,314,375 shares)

URSB BANCORP, INC.
(a Maryland corporation)

Common Stock
(par value $0.01 per share)

AGENCY AGREEMENT

_________, 2025

Janney Montgomery Scott LLC
3560 Lenox Road NE

Suite 1100

Atlanta, GA 30326

Ladies and Gentlemen:

URSB Bancorp, Inc., a Maryland corporation (the “Company”), United Roosevelt, MHC, a New Jersey-chartered mutual holding company (“United Roosevelt MHC”), United Roosevelt Bancorp, a New Jersey corporation (“United Roosevelt Bancorp”), and United Roosevelt Savings Bank, a New Jersey-chartered stock savings bank (the “Bank”), hereby confirm their agreement with Janney Montgomery Scott LLC (“Janney” or the “Agent”) with respect to the offer and sale by the Company of up to 2,012,500 shares (subject to increase to up to 2,314,375 shares) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The shares of Common Stock to be sold by the Company in the Offerings (as defined below) are hereinafter called the “Securities.” It is acknowledged that the number of Securities to be sold in the Offerings (as defined below) may be increased or decreased as described in the Prospectus (as defined below). If the number of Securities is increased or decreased in accordance with the Prospectus, the term “Securities” shall mean such greater or lesser number, where applicable.

The Securities are being offered for sale in accordance with the Plan of Conversion (the “Plan”) adopted by the Boards of Directors of United Roosevelt MHC, United Roosevelt Bancorp and the Bank pursuant to which United Roosevelt MHC intends to convert from the mutual to the stock holding company form of organization (the “Conversion”) pursuant to the following steps, or in any other manner that is consistent with the purposes of the Plan and applicable laws and regulations: (i) the merger of United Roosevelt MHC with and into United Roosevelt Bancorp, with United Roosevelt Bancorp as the surviving entity; (ii) the merger of United Roosevelt Bancorp with and into the Company, with the Company as the surviving entity; and (iii) the sale of Common Stock pursuant to the Plan and the regulations of the Board of Governors of the Federal Reserve System (the “FRB”) and the New Jersey Department of Banking and Insurance (the “NJDBI”).

Pursuant to the Plan, the Company will offer to certain depositors of the Bank and to the Bank’s tax-qualified employee benefit plans, including its employee stock ownership plan (the “ESOP”) and 401(k) & Profit Sharing Plan, rights to subscribe for the Securities in a subscription offering (the “Subscription Offering”). Securities that are not subscribed for in the Subscription Offering may be offered to certain members of the general public in a community offering (the “Community Offering”), with preference first given to natural persons (including trusts of natural persons) residing in the New Jersey counties of Middlesex and Monmouth. It is currently anticipated that any Securities not subscribed for in the Subscription Offering and Community Offering will be offered, subject to Section 2 hereof, in a syndicated offering (the “Syndicated Offering”); provided, however, that the Community Offering may be held concurrently with, during or after the Subscription Offering and the Syndicated Offering. The Subscription Offering and Community Offering and the Syndicated Offering are hereinafter referred to collectively as the “Offerings.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration No. 333-290213), including a related prospectus, for the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission promulgated under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the “Securities Act Regulations”)), are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus shall be used by the Company in connection with the Offerings which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Subscription and Community Offerings and, if necessary, will deliver copies of the Prospectus and prospectus supplement for use in a Syndicated Offering, if any. Such Prospectus contains information with respect to the Bank, the Company, United Roosevelt MHC, United Roosevelt Bancorp, and the Common Stock.

SECTION 1. REPRESENTATIONS AND WARRANTIES.

(a)  The Company, United Roosevelt, MHC, United Roosevelt Bancorp and the Bank jointly and severally represent and warrant to the Agent as of the date hereof as follows:

(i)  The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of the date hereof does not, and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent or its counsel expressly for use in the Registration Statement or Prospectus which the Company, United Roosevelt Bancorp, United Roosevelt, MHC and the Bank agree consists solely of the Agent Information (as hereinafter defined) described as such in Section 6(a) hereof.

(ii)  At the time of filing the Registration Statement relating to the offering of the Securities and as of the date hereof, the Company was not, and is not, an “ineligible issuer,” as defined in Rule 405 of the Securities Act Regulations. At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h) of the Securities Act Regulations, the Company met the conditions required by Rules 164 and 433 of the Securities Act Regulations for the use of a free writing prospectus. If required to be filed, the Company has filed any issuer free writing prospectus related to the Securities at the time it was required to be filed under Rule 433 of the Securities Act Regulations and, if not required to be filed, it has retained such free writing prospectus in the Company’s records pursuant to Rule 433(g) of the Securities Act Regulations and, if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Securities, the Company will file or retain such free writing prospectus as required by Rule 433 of the Securities Act Regulations.

(iii)  As of the Applicable Time, neither (A) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Issuer-Represented Limited-Use Free Writing Prospectus issued at or prior to the Applicable Time, when considered together with the General Disclosure Package, included, nor will include, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the Securities or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent expressly for use therein, it being understood and agreed that the only information furnished by the Agent consists of the Agent Information described in Section 6(a) hereof. As used in this paragraph and elsewhere in this Agreement:

(1)  “Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Securities.

(2)  “Statutory Prospectus,” as of any time, means the Prospectus relating to the Securities that is included in the Registration Statement relating to the Securities immediately prior to the relevant Applicable Time, including any document incorporated by reference therein.

(3)  “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) of the Securities Act Regulations, relating to the Securities. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the Securities Act, without regard to Rule 172 or Rule 173 of the Securities Act Regulations.

(4)  “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

(5)  “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the Securities Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) of the Securities Act Regulations or otherwise, even though not required to be filed with the Commission.

(6)  “Permitted Free Writing Prospectus” means any free writing prospectus consented to by the Company and the Agent.

(iv)  Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offerings and sale of the Securities or until any earlier date that the Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the offering of the Securities, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus materially conflicted, conflicts or would conflict with the information contained in the Registration Statement relating to the offering of the Securities or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent expressly for use therein. None of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC has directly or indirectly distributed or otherwise used, and will not, without the prior consent of the Agent, directly or indirectly distribute or otherwise use, any prospectus, any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) or other offering material (including, without limitation, content on the Company’s, the Bank’s, United Roosevelt Bancorp’s or United Roosevelt, MHC’s website that may be deemed to be a prospectus, free writing prospectus or other offering material) in connection with the Offering and the sale of the Securities, except for any Permitted Free Writing Prospectus.

(v)  The Prospectus and each Issuer-Represented Free Writing Prospectus when filed, if filed by electronic transmission, pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Agent for use in connection with the offer and sale of the Securities.

(vi)  Pursuant to the commitment made by United Roosevelt, MHC to the FRB in connection with the Bank’s reorganization into the mutual holding company form of organization, United Roosevelt, MHC has filed with the FRB an Application for Conversion, and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the “Conversion Application”). The Offerings and the Plan have been duly adopted by the Boards of Directors of United Roosevelt, MHC, United Roosevelt Bancorp, the Company, and the Bank and such adoption has not since been rescinded or revoked. The Conversion Application has been approved by the FRB, and such approval remains in full force and effect and no order has been issued by the FRB suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company, United Roosevelt, MHC, United Roosevelt Bancorp, or the Bank, threatened by the FRB. To the knowledge of the Company, United Roosevelt MHC, United Roosevelt Bancorp, and the Bank, no person has sought to obtain review of the final action of the FRB, in approving the Plan, or in not objecting thereto, or in approving the Conversion Application. At the date of such approval and at the Closing Time referred to in Section 2 hereof, the Conversion Application complied and will comply in all material respects with the applicable provisions of the rules and regulations of the FRB (the “FRB Regulations”) or appropriate waivers will have been obtained and the Conversion Application is truthful and accurate in all material respects.

(vii)  In connection with the Conversion, United Roosevelt MHC has filed with the NJDBI pursuant to the New Jersey Banking Act of 1948, as amended, and the rules and regulations thereunder (“NJ Law”) , an application to convert from the mutual to the stock holding company form of organization (the “NJDBI Application”), including copies of the Voting Depositors’ Proxy Statement (as defined below), the Conversion Valuation Appraisal Report (the “Appraisal”) prepared by RP Financial, LC. (the “Appraiser”), and the Prospectus. The Plan is subject to approval by the requisite vote of all persons who own a deposit account at the Bank at the close of business on the date fixed by the Bank’s Board of Directors for determining eligibility to vote at a special meeting and who is entitled to vote at such special meeting (“Voting Depositors”). The NJDBI has approved the NJDBI Application, and such approval remains in full force and effect and no order has been issued by the NJDBI suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company, United Roosevelt Bancorp, the Bank or United Roosevelt, MHC, threatened by the NJDBI. At the time of the approval or non-objection of the NJDBI Application, including the Prospectus, the Voting Depositors’ Proxy Statement (including any amendment or supplement thereto), by the NJDBI and at all times subsequent thereto until the Closing Time referred to in Section 2, complied and will comply in all material respects with applicable state law and regulations of the NJDBI or appropriate waivers will have been obtained, and the NJDBI applications were and will be truthful, accurate and complete in all material respects. All sales information used by the Company, the Bank and United Roosevelt, MHC in connection with the Offerings that is required by the NJDBI or the Commission to be filed has been or will be filed with the NJDBI or the Commission, as applicable.

(viii)  At the time of their use, the proxy statement for the solicitation of proxies from the Voting Depositors for the special meeting to approve the Plan (the “Voting Depositors’ Proxy Statement”), and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the FRB Regulations, and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company, United Roosevelt Bancorp, United Roosevelt, MHC and the Bank will promptly file the Registration Statement, the Prospectus, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus, the Voting Depositors’ Proxy Statement or any amendment or supplement thereto (including any post-effective amendment) or any document, advertisement, oral statement or communication, or supplemental sales material (including the supplemental sales material filed as an exhibit to the Registration Statement)  (“Sales Information”) with the Commission, NJDBI or the FRB, as applicable. The Prospectus and Sales Information, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, complied and will comply in all material respects with the applicable requirements of the FRB Regulations and the Securities Act Regulations and, at or prior to the time of their first use, will have received all required authorizations of the FRB and Commission for use in final form. No approval of any other regulatory or supervisory or other public authority is required in connection with the distribution of the Prospectus and any Sales Information that has not been obtained and a copy of which has been delivered to the Agent. The Company, United Roosevelt Bancorp, United Roosevelt, MHC and the Bank have not distributed any offering material in connection with the Offerings except for the Prospectus and any Sales Information that has been filed with the Registration Statement or the Conversion Application and authorized for use by the SEC and/or the FRB, as applicable. The information contained in the Sales Information filed as an exhibit to both the Registration Statement and the Conversion Application does not conflict in any material respect with information contained in the Registration Statement and the Prospectus.

(ix)  None of the Commission, the NJDBI, the FRB or any state securities “Blue Sky” authority, if applicable, has by order or otherwise, prevented or suspended the use of the Voting Depositors’ Proxy Statement, the Prospectus or any supplemental sales literature authorized by the Company or the Bank for use in connection with the Offerings, and no actions or proceedings for such purposes are pending or, to the knowledge of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC, threatened.

(x)  At the Closing Time referred to in Section 2 hereof, the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC will have completed the conditions precedent to the Conversion, FRB Regulations, NJ Law and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC by the FRB, the NJDBI, or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion or which have been waived thereby. The Conversion, the Offerings and other transactions contemplated hereby do not and will not require any material consent, approval, authorization or permit or filing with any other governmental agency or regulatory authority, except as disclosed in the Prospectus. At the Closing Time, the offer and sale of the Securities will have been conducted in all material respects in accordance with the Plan, the FRB Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by the NJDBI, FRB, the Commission or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion or which have been waived thereby, and in the manner described in the Prospectus.

(xi)  The Appraiser, which prepared the Appraisal as part of the Conversion, has advised the Company and the Bank in writing that it is independent with respect to each of the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC within the meaning of the FRB Regulations, and satisfies all requirements for an appraiser set forth in the FRB Regulations and NJ Law and any interpretations or guidelines if any issued by the FRB, NJDBI or their staff with respect thereto and that it has not been advised by the FRB or NJDBI that it is not so qualified to prepare such valuation.

(xii)  Wolf & Company, P.C. (“Wolf”), the accountants who audited the consolidated financial statements of United Roosevelt, MHC included in the Registration Statement and the Conversion Application, has advised the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC in writing that they are independent public accountants within the meaning of Rule 101 of the American Institute of Certified Public Accountants (the “AICPA”), that they are registered with the Public Company Accounting Oversight Board (“PCAOB”) and such accountants are, with respect to the Company and the Bank, independent certified public accountants as required by the Securities Act, the Securities Act Regulations and the FRB Regulations.

(xiii)  The only subsidiary of the Bank is United Roosevelt Securities Corp. “Subsidiary”). Except for the Subsidiary, the Bank does not, directly or indirectly, control any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization. Upon completion of the Conversion, the only direct subsidiary of the Company will be the Bank.

(xiv)  The consolidated financial statements, schedules and the related notes thereto included in the Registration Statement, the Prospectus, the General Disclosure Package, and the Conversion Application present fairly the consolidated financial position of United Roosevelt, MHC at the dates indicated and the consolidated results of operations, changes in retained earnings and cash flows for the periods specified, and comply as to form with the applicable accounting requirements of the Securities Act Regulations and the FRB Regulations; said financial statements, schedules and notes related thereto have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis and present fairly the information required to be stated therein (except as noted therein). The other financial, statistical and pro forma information and related notes included in the Prospectus and the General Disclosure Package present fairly the information shown therein on a basis consistent with the audited and unaudited consolidated financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein.

(xv)  Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, except as otherwise stated therein: (A) there has been no material adverse change in the financial condition, results of operations, capital, assets, properties, business affairs, management or prospects of the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC, considered as one enterprise, whether or not arising in the ordinary course of business (“Material Adverse Effect”), (B) except for transactions specifically referred to or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package, there have been no transactions entered into by the Company, United Roosevelt Bancorp, United Roosevelt, MHC or the Bank, other than those in the ordinary course of business, which are material with respect to the Company, United Roosevelt, MHC and the Bank, (C) the capitalization, liabilities, assets, properties and business of the Company, United Roosevelt Bancorp, United Roosevelt, MHC and the Bank conform in all material respects to the descriptions contained in the Prospectus and the General Disclosure Package and none of the Company, United Roosevelt Bancorp, United Roosevelt, MHC, the Bank, nor the Subsidiaries has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement, the Prospectus or the General Disclosure Package, and (D) none of the Company, United Roosevelt Bancorp, United Roosevelt, MHC, the Bank nor the Subsidiaries has issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business consistent with past practice from the same or similar sources and in similar amounts as indicated in the Prospectus and the General Disclosure Package.

(xvi)  The Company is a stock corporation duly incorporated and validly existing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Prospectus and General Disclosure Package and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; the Company is qualified to transact business in the State of Maryland and at or prior to the Closing Time, the Company will be duly qualified to transact business and in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect. The Company will be a registered bank holding company under the Bank Holding Company Act of 1956, as amended (“BHCA”), upon the consummation of the Conversion. United Roosevelt Bancorp is a stock corporation duly incorporated and validly existing under the laws of the State of New Jersey with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Prospectus and General Disclosure Package and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; United Roosevelt Bancorp is qualified to transact business in the State of New Jersey and at and prior to the Closing Time, United Roosevelt Bancorp will be duly qualified to transact business and in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect. The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (“BHCA”).

(xvii)  Upon consummation of the Conversion, the issued and outstanding capital stock of the Company will be within the range as set forth in the Prospectus and the General Disclosure Package under “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus and the General Disclosure Package); at the time of the Conversion, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and nonassessable, and owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; the certificates and/or book entries, as applicable, representing the shares of Common Stock will conform to the requirements of applicable law and regulations; and the Securities conform in all material respects to the description of the Common Stock contained in the Prospectus and is not subject to preemptive or other similar rights except for subscription rights granted under the Plan in accordance with FRB and NJDBI Regulations. Upon consummation of the Conversion, other than as described in the Prospectus, there will be no outstanding warrants or options to purchase any securities of the Company. Upon issuance of the Securities, good title to the Securities will be transferred from the Company to the purchasers thereof against payment therefor as set forth in the Plan and the Prospectus, subject to such claims as may be asserted against the purchasers thereof by third party claimants.

(xviii)  The Bank has been duly organized and is validly existing as a New Jersey chartered savings bank in stock form, with full corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and the General Disclosure Package and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby.

(xix)  The Bank has, and as of the Closing Time the Company will have, obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Conversion Application and as described in the Prospectus and the General Disclosure Package, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a Material Adverse Effect. All such licenses, permits and other governmental authorizations are, or with respect to the Company at the Closing Time will be, in full force and effect and the Company, United Roosevelt Bancorp, United Roosevelt, MHC and the Bank are, or with respect to the Company, will be in all material respects in compliance therewith. Except as disclosed in the Registration Statement, neither the Company, United Roosevelt Bancorp, United Roosevelt, MHC nor the Bank has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect. The Bank is in good standing under the laws of the State of New Jersey and is qualified as a foreign corporation in any jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Except as described in the Prospectus, the Bank does not own equity securities or any equity interest in any other active business enterprise except the Federal Home Loan Bank of New York, Atlantic Community Bankers Bank or as would not be material to the operations of the Bank. The Conversion will be effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders or appropriate waivers will have been obtained; and, except with respect to the filing of certain post-sale, post-Conversion reports, and documents in compliance with the Securities Act Regulations, the FRB Regulations, the BHCA, NJ Law or letters or orders of approval, at the Closing Time, all terms, conditions, requirements and provisions with respect to the Conversion imposed by the Commission, the FRB, the NJDBI and the Federal Deposit Insurance Corporation (the “FDIC”), if any, will have been complied with by the Company, United Roosevelt Bancorp, the Bank and United Roosevelt, MHC in all material respects or appropriate waivers will have been obtained and all applicable notice and waiting periods will have been satisfied, waived or elapsed.

(xx)  The Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New Jersey, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; the activities of Subsidiary are permitted to subsidiaries of a New Jersey-chartered stock savings bank by the rules, regulations and practices of the FRB, the FDIC and the NJDBI; all of the issued and outstanding capital stock of Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Bank, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and there are no warrants, options or rights of any kind to acquire shares of capital stock of or other equity interests in any Subsidiary. None of the Company, United Roosevelt Bancorp, United Roosevelt, MHC nor the Bank owns equity securities or any equity interest in any other business enterprise except as otherwise described in the Registration Statement and Prospectus or as are immaterial in amount and are not required to be described in the Registration Statement and the Prospectus.

(xxi)  The Bank is a member in good standing of the Federal Home Loan Bank of New York; the deposit accounts of the Bank are insured by the FDIC up to the applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Bank, threatened and upon consummation of the Conversion, the liquidation account for the benefit of eligible account holders and supplemental eligible account holders will be duly established in accordance with the requirements of the Plan, the FRB Regulations and NJ Law.

(xxii)  The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). As of the date hereof, no shares of Common Stock are issued and outstanding and no shares of Company Preferred Stock have been or will be issued and outstanding prior to the Closing Time. The authorized capital stock of the United Roosevelt Bancorp consists of 10,000,000 shares of common stock, par value $0.10 per share (“United Roosevelt Bancorp Common Stock”), of which 10,000 shares of United Roosevelt Bancorp Common Stock are issued and outstanding all of which are owned beneficially and of record by United Roosevelt, MHC free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The authorized capital stock of the Bank consists of 2,000,000 shares of preferred stock, no par value per share, of which no shares are issued and outstanding, and 10,000,000 shares of common stock, par value $2.00 per share (“Bank Common Stock”), of which 200 shares of Bank Common Stock are issued and outstanding all of which are owned beneficially and of record by United Roosevelt Bancorp free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. Except for such 200 shares of Bank Common Stock, no shares of Bank Common Stock have been or will be issued prior to the Closing Time referred to in Section 2 hereof. No additional shares of Common Stock, United Roosevelt Bancorp Common Stock or Bank Common Stock, and no shares of Company Preferred Stock, will be issued prior to the Closing Time. The issued and outstanding shares of Common Stock, United Roosevelt Bancorp Common Stock and Bank Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. The terms and provisions of the Company Common Stock conform to all statements relating thereto contained in the Prospectus and the General Disclosure.

(xxiii)  Each of the Company, United Roosevelt Bancorp, the Bank and United Roosevelt, MHC have taken all corporate action necessary for it to execute, deliver and perform its obligations under this Agreement and the transactions contemplated hereby, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of each of the Company, United Roosevelt Bancorp, the Bank and United Roosevelt, MHC, assuming due execution by the Agent, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws and the availability of equitable remedies.

(xxiv)  Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, none of the Company, United Roosevelt Bancorp, the Bank or United Roosevelt, MHC will have (A) except as otherwise set forth herein, issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business from the same or similar sources and in similar amounts as indicated in the Prospectus and the General Disclosure Package or (B) entered into any transaction or series of transactions which is material in light of the business of the Company, United Roosevelt Bancorp, the Bank and United Roosevelt, MHC, considered as one enterprise, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgage-backed securities in the ordinary course of business consistent with past practice.

(xxv)  No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement, the issuance of the Securities or the consummation of the Conversion that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the “blue sky” or state securities laws of various jurisdictions in which the Securities are to be offered or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”).

(xxvi)  Neither the Company, United Roosevelt Bancorp, the Bank or United Roosevelt, MHC is, and none of the Company, United Roosevelt Bancorp, the Bank or United Roosevelt, MHC at the Closing Time will be, in violation of their respective articles/certificate of incorporation or bylaws; and none of the Company, United Roosevelt Bancorp, the Bank or United Roosevelt, MHC is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, United Roosevelt Bancorp, the Bank or United Roosevelt, MHC is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, United Roosevelt Bancorp, the Bank or United Roosevelt, MHC is subject, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect; and there are no material contracts or documents of the Company, United Roosevelt Bancorp, the Bank or United Roosevelt, MHC that are required to be filed as exhibits to the Registration Statement, the Conversion Application or described in the Prospectus, the General Disclosure Package, the Conversion Application that have not been so filed or described.

(xxvii)  The Plan, the execution, delivery and performance of this Agreement, the Engagement Letter (as defined in Section 2 hereof) and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of the Company, United Roosevelt Bancorp, the Bank and United Roosevelt, MHC, and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, United Roosevelt Bancorp, the Bank or United Roosevelt, MHC pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, United Roosevelt Bancorp, the Bank or United Roosevelt, MHC is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, United Roosevelt Bancorp, the Bank or United Roosevelt, MHC is subject, except for such conflicts, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect; nor will such action result in any violation of the provisions of the respective articles/certificate of incorporation, charter or bylaws of the Company, the Bank or United Roosevelt, MHC, or any applicable law, administrative regulation or administrative or court decree.

(xxviii)  No labor dispute with the employees of the Company, United Roosevelt Bancorp, the Bank, United Roosevelt, MHC or the Subsidiary exists or, to the knowledge of the Company, United Roosevelt Bancorp, the Bank or United Roosevelt, MHC, is imminent or threatened; and the Company, United Roosevelt Bancorp, the Bank and United Roosevelt, MHC are not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors that might be expected to result in any Material Adverse Effect.

(xxix)  Each of the Company, United Roosevelt Bancorp, the Bank, United Roosevelt, MHC and the Subsidiaries has good and marketable title to all real property and good title to all other assets for which ownership is material to the business of the Company, United Roosevelt Bancorp, the Bank, United Roosevelt, MHC and the Subsidiary, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus and the General Disclosure Package, the pledging of assets to secure advances from the Federal Home Loan Bank of New York, or where the absence of good and marketable title, or good title, as the case may be, or the existence of such liens, charges, encumbrances, restrictions or other claims would not be reasonably expected to have a Material Adverse Effect, and all of the leases and subleases material to the business of the Company, United Roosevelt Bancorp, the Bank, United Roosevelt, MHC or the Subsidiary under which the Company, United Roosevelt Bancorp, the Bank, United Roosevelt, MHC or the Subsidiary hold properties, including those described in the Prospectus and the General Disclosure Package, are valid and binding agreements of the Company, United Roosevelt Bancorp, the Bank, United Roosevelt, MHC or the Subsidiary, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency or similar laws and availability of equitable remedies.

(xxx)  Except as disclosed in the Registration Statement, none of the Company, the Bank, United Roosevelt Bancorp, United Roosevelt, MHC or the Subsidiaries is in violation of any order or directive from the FRB, the NJDBI, the FDIC, the Commission or any other regulatory authority to make any material change in the method of conducting its respective businesses; each of the Company, the Bank, United Roosevelt Bancorp, United Roosevelt, MHC and the Subsidiary has conducted and is conducting its business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the FRB, the NJDBI, the FDIC or the Commission). Except as disclosed in the Registration Statement, none of the Company, the Bank, United Roosevelt Bancorp, United Roosevelt, MHC or the Subsidiary is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, a “Regulatory Agreement”), nor has the Company, the Bank, United Roosevelt Bancorp, United Roosevelt, MHC or the Subsidiary been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company, the Bank, United Roosevelt Bancorp, United Roosevelt, MHC or the Subsidiary that, in the reasonable judgment of the Company, the Bank, United Roosevelt Bancorp, United Roosevelt, MHC or the Subsidiary, is expected to result in a Material Adverse Effect, or that might materially and adversely affect the properties or assets thereof or that might materially and adversely affect the consummation of the Conversion or the performance of this Agreement. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company, the Bank, United Roosevelt Bancorp, United Roosevelt, MHC or the Subsidiary. Notwithstanding any provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would be based on confidential supervisory information (as defined under applicable law) of a Regulatory Agency by the Company, the Bank, United Roosevelt Bancorp, United Roosevelt, MHC or the Subsidiary to the extent prohibited by applicable law or regulation.

(xxxi)  There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending, or, to the knowledge of the Company, the Bank, United Roosevelt Bancorp, United Roosevelt, MHC or the Subsidiary, threatened, against or affecting the Company, the Bank, United Roosevelt Bancorp, United Roosevelt, MHC or the Subsidiary that is required to be disclosed in the Registration Statement (other than as disclosed therein), or that might result in any Material Adverse Effect, or that might materially and adversely affect the properties or assets thereof, the performance of this Agreement or the consummation of the Conversion; all pending legal or governmental proceedings to which the Company, the Bank, United Roosevelt Bancorp, United Roosevelt, MHC or the Subsidiaries is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to their respective business, are considered in the aggregate not material.

(xxxii)  The Company and the Bank have obtained (A) an opinion of their counsel, Luse Gorman, PC, with respect to the legality of the Securities to be issued and the federal income tax consequences of the Conversion and (B) the opinion of Hamilton and Babitts with respect to the State of New Jersey state tax consequences of the Conversion, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus and the General Disclosure Package; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and none of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC has taken or will take any action inconsistent therewith.

(xxxiii)  Neither the Company nor the Bank is and, upon completion of the Conversion and the Offerings and sale of the Securities and the application of the net proceeds therefrom, will be, required to be registered under the Investment Company Act of 1940, as amended.

(xxxiv)  All of the loans represented as assets on the most recent financial statements or selected financial information of United Roosevelt, MHC and on the financial statements included in the Prospectus and the General Disclosure Package meet or are exempt from all requirements of federal, state or local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect.

(xxxv)  To the knowledge of the Company, United Roosevelt, MHC, United Roosevelt Bancorp and the Bank, with the exception of the intended loan to the Bank’s ESOP by the Company to enable the ESOP to purchase Securities in an amount up to 8% of the aggregate amount of Common Stock that will be outstanding upon the consummation of the Offerings, none of the Company, the Bank, United Roosevelt, MHC, United Roosevelt Bancorp or their employees has made any payment of funds of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(xxxvi)  The Company, United Roosevelt, MHC, United Roosevelt Bancorp and the Bank maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxxvii)  The Company, United Roosevelt, MHC, United Roosevelt Bancorp, the Bank and the Subsidiary are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder. The Bank has established compliance programs and is in compliance in all material respects with the requirements of the USA PATRIOT Act and all applicable regulations promulgated thereunder and any other applicable money laundering or similar or related laws and any related rules, regulations or guidelines issued, administered or enforced by any applicable governmental agency or regulatory authority. There is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the knowledge of the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC, threatened regarding the Bank’s compliance with the USA PATRIOT Act or any regulations promulgated thereunder and any other applicable money laundering or similar or related laws and any related rules, regulations or guidelines issued, administered or enforced by any applicable governmental agency or regulatory authority.

(xxxviii)  To the knowledge of the Company, the Bank, United Roosevelt, MHC, United Roosevelt Bancorp, none of the Company, the Bank, United Roosevelt, MHC, United Roosevelt Bancorp or any Subsidiary, nor any properties owned or operated by the Company, the Bank, United Roosevelt, MHC, United Roosevelt Bancorp or the Subsidiary, is in material violation of or liable under any Environmental Law (as defined below). There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) pending, or to the knowledge of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC threatened, relating to the liability of any property owned or operated by the Company, the Bank or United Roosevelt, MHC under any Environmental Law, except for such actions, suits or proceedings, or demands, claims, notices or investigations that, individually or in the aggregate, would not have a Material Adverse Effect. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (A) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (B) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(xxxix)  The Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC have filed all federal, state and local income and franchise tax returns required to be filed, have made timely payments of all taxes shown as due and payable in respect of such returns and made adequate reserves for similar future tax liabilities to the extent required by GAAP, and no deficiency has been asserted with respect thereto by any taxing authority. None of the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC has any knowledge of any tax deficiency that has been asserted or could be asserted against the Company or the Bank. There are no transfer taxes or other similar fees or charges under Federal law or, to the knowledge of the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC, the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC, or with the issuance or sale by the Company of the Securities.

(xl)  The Company has submitted or will have submitted prior to the Closing Time all notices required to consummate the Conversion and to have the Securities quoted on the OTCQB Market effective as of the Closing Time referred to in Section 2 hereof.

(xli) At or prior to the Closing Time, the Company will file a Form 8-A (the “Exchange Act Registration Statement”) for the Securities to be registered under Section 12(g) of the Exchange Act.

(xlii) There are no affiliations or associations (as such terms are defined by the FINRA) between any member of FINRA and any of the Company’s, the Bank’s, United Roosevelt Bancorp or United Roosevelt, MHC’s officers or directors. Appropriate arrangements have been made for placing the funds received from subscriptions for Securities in a special interest-bearing account with the Bank until all Securities are sold and paid for, with provision for refund to the purchasers in the event that the Conversion is not completed for whatever reason or for delivery to the Company if all Securities are sold.

(xliii) The Company, the Bank, United Roosevelt Bancorp, United Roosevelt, MHC and the Subsidiary carry or are covered by insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties as is customary for companies engaged in similar industries, and all policies of insurance insuring the Bank are in full force and effect. The Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC are in compliance with the terms of such insurance policies and instruments in all material respects and there are no claims by the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC have not been refused any insurance coverage sought or applied for since January 1, 2022, nor have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(xliv) The Company, the Bank, United Roosevelt Bancorp, and United Roosevelt, MHC have not relied on the Agent or its counsel for any legal, tax or accounting advice in connection with the Conversion.

(xlv) The records of eligible account holders, supplemental eligible account holders, and other depositors are accurate and complete in all material respects.

(xlvi) The Bank does not maintain any “pension plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), except as may be disclosed in the Registration Statement and the Prospectus. In addition, (i) the employee benefit plans, including any pension plans and employee welfare benefit plans, of the Bank (the “Employee Plans”) have been operated in compliance with the applicable provisions of ERISA, the Internal Revenue Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (ii) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the Bank for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (iii) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the Bank and (iv) all Employee Plans of the Bank that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such noncompliance, reportable event or prohibited transaction would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. There are no pending or, to the knowledge of the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC, threatened claims by or on behalf of any Employee Plan of the Bank, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(xlvii) At the Closing Time, the Company will be in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the rules and regulations of the Commission thereunder, and any OTCQB Market corporate governance rules applicable to the Company, and will use its best efforts to comply with those provisions of the OTCQB Market rules applicable to the Company that will become effective in the future upon their effectiveness.

(xlviii) Any statistical and market related data contained in the Registration Statement, the Prospectus, the General Disclosure Package and any Issuer-Represented Free Writing Prospectus are based on or derived from sources which the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC believe were reliable and accurate at the time they were filed with the Commission. No forward-looking statement (within the meaning of Section 27A of the Securities Act) contained in the Registration Statement, the General Disclosure Package, the Prospectus and any Issuer-Represented Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlix) All of the information, as may have been updated or amended, provided to the Agent or to counsel for the Agent by the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC or any of their respective executive officers or directors in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules 5110 and 5121 is true, complete and correct.

(l)  None of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC nor any director, officer, employee or, to the knowledge of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC, after due inquiry, agent or affiliate thereof is (A) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or relevant sanctioning authority; or (B) located, organized or resident in a country or territory that is the subject of such sanctions (including, without limitation, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, and Syria). The Company will not, directly or indirectly, use the proceeds of the Offerings, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or engage in dealings or transactions with any person, or in any country, or territory, subject to any U.S. sanctions administered by OFAC or relevant sanctioning authority.

(li) None of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC nor any director, officer or employee of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC nor, to the knowledge of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC, any agent, affiliate or other person associated with or acting on behalf of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under any other applicable anti-bribery or anti-corruption law; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Bank has instituted, maintains and enforces, and the Company and the Bank will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(lii) The books, records and accounts and systems of internal accounting control of the Company comply in all material respects with the requirements of Section 13(b)(2) of the 1934 Act. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act) that are effective in ensuring that the information it will be required to disclose in the reports it files or submits under the Exchange Act Regulations is accumulated and communicated to the Company’s management (including the Company’s chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the Exchange Act Regulations. The Company’s independent registered public accounting firm and the Audit Committee of the Board of Directors have been advised of: (x) any significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (y) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and such deficiencies or fraud have either been disclosed in the Prospectus and the General Disclosure Package, or are not material to the Company and the Bank considered as one enterprise; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no material changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies, material weaknesses or fraud.

(1)  Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(A)  The Bank has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Bank satisfied, (i) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (ii) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Bank and any Agency, Loan Investor or Insurer (as such terms are hereinafter defined), (iii) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (iv) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(B)  No Agency, Loan Investor or Insurer has (i) claimed in writing that the Bank has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Bank to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (ii) imposed in writing restrictions on the activities (including commitment authority) of the Bank or (iii) indicated in writing to the Bank that it has terminated or intends to terminate its relationship with the Bank for poor performance, poor loan quality or concern with respect to the Bank’s compliance with laws.

For purposes of hereof (x) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal National Mortgage Association, the U.S. Department of Veterans’ Affairs, the Rural Development Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Bank or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (y) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Bank or a security backed by or representing an interest in any such mortgage loan; and (z) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Bank, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(liii) Except as described in the Prospectus and the General Disclosure Package, there are no encumbrances or restrictions or regulatory or legal restrictions on the ability of the Company or the Bank (i) to pay dividends or to make any other distributions on the Company’s or the Bank’s capital stock, (ii) to pay any indebtedness owed to another party, (iii) to make any loans or advances to, or investments in, another party, subject to applicable law and regulation, or (iv) to transfer any of its property or assets to another party.

(liv) From the time of the initial filing of the Registration Statement through the date hereof, the Company has been and is an “emerging growth company” (as defined in Section 2(a) of the Securities Act).

(lv) The Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to do so would not be reasonably expected to have a Material Adverse Effect. Neither the Bank, nor any of its directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(lvi) Each of the Company, United Roosevelt, MHC, United Roosevelt Bancorp, the Bank and the Subsidiary owns, or has valid, binding, enforceable and sufficient licenses or other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Prospectus (collectively, the “Intellectual Property”). The Intellectual Property is valid, subsisting and enforceable, and none of the patents owned or licensed by the Company, United Roosevelt, MHC, United Roosevelt Bancorp, the Bank or the Subsidiary is unenforceable or invalid. To the Company’s, United Roosevelt, MHC’s, United Roosevelt Bancorp’s, the Bank’s and the Subsidiary’s knowledge, none of the Company, the Bank, United Roosevelt, MHC, United Roosevelt Bancorp, nor the Subsidiary has infringed or otherwise violated any intellectual property rights of any third person nor is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with any of the Intellectual Property. No person has asserted in writing, or to the Company’s, United Roosevelt, MHC’s, United Roosevelt Bancorp, the Bank’s and the Subsidiary’s knowledge, threatened to assert any claim against, or notified, the Company, United Roosevelt, MHC, United Roosevelt Bancorp, the Bank or the Subsidiary that (i) the Company, the Bank, United Roosevelt, MHC, United Roosevelt Bancorp or the Subsidiary have infringed or otherwise violated any intellectual property rights of any third person, (ii) the Company, the Bank, United Roosevelt, MHC, United Roosevelt Bancorp, or the Subsidiary are in breach or default of any contract under which any of the Intellectual Property is provided, (iii) such person will terminate a contract described in clause (ii) or adversely alter the scope of the rights provided thereunder or (iv) otherwise concerns the ownership, enforceability, validity, scope, registerability, interference, use or the right to use, any of the Intellectual Property. To the knowledge of the Company, United Roosevelt, MHC, United Roosevelt Bancorp, the Bank and the Subsidiaries, no third party is infringing or otherwise violating any of the Intellectual Property.

(lvii) The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) of the Company, the Bank, United Roosevelt Bancorp, and United Roosevelt, MHC are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC as currently conducted and, to the knowledge of the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not have a Material Adverse Effect. The Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(lviii) Neither the Company nor any affiliate of the Company nor any person acting on their behalf has taken, nor will take, directly or indirectly, any action which is designed, or which has constituted or which would be expected, to cause or result in any unlawful stabilization or manipulation of the price of any security of the Company.

(lix) No relationship, direct or indirect, exists between or among the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC, on the one hand, and the directors, officers, customers or suppliers of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC, on the other, that is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement or Prospectus and that is not so described.

(lx) Except as described in the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on United Roosevelt, MHC’s or the Company’s consolidated financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(b)  Any certificate signed by any officer of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC and delivered to the Agent or counsel for the Agent shall be deemed a representation and warranty by the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC to the Agent and, for purposes of the opinions to be delivered to the Agent pursuant to Section 5(b)(1) hereof, to the counsel for the Company as to matters covered thereby.

(c)  The Agent represents and warrants to the Company, United Roosevelt, MHC, United Roosevelt Bancorp and the Bank as of the date hereof as follows:

(i)  The Agent is a limited liability company validly existing in good standing under the laws of the State of Delaware and licensed to conduct business in the State of New Jersey and all states in which the Securities will be offered for sale with full power and authority to provide the services to be furnished by the Agent hereunder.

(ii)  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 6 and 7 hereof may, with respect to the Agent, be unenforceable as against public policy).

(iii)  Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services.

(iv)  No approval of any regulatory or supervisory or other public authority is required in connection with the Agent’s execution and delivery of this Agreement, except as may have been received.

(v)  No action, suit, charge or proceeding before the Commission, FINRA, any state securities commission or any court is pending or, to the knowledge of Agent, threatened, against Agent which, if determined adversely to Agent, would have a material adverse effect upon the ability of Agent to perform its obligations under this Agreement.

SECTION 2. APPOINTMENT OF AGENT; SALE AND DELIVERY OF THE SECURITIES; CLOSING.

Subject to the terms and conditions herein set forth, the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC hereby appoint Janney: (i) as their exclusive financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for the Securities and to advise and assist the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC with respect to the Company’s sale of the Securities in the Subscription and Community Offerings; and (ii) as sole book-running manager in connection with the solicitation of purchase orders for Securities in the Syndicated Offering, if applicable.

On the basis of the representations, warranties, and agreements herein contained, and subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC as to the matters set forth in the letter agreement, dated July 2, 2025, between the United Roosevelt Bancorp and the Agent (the “Engagement Letter”). It is acknowledged by the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC that the Agent shall not be required to purchase any Securities or be obligated to take any action that is inconsistent with any applicable laws, regulations, decisions or orders.

The appointment of the Agent hereunder shall terminate upon the earlier to occur of (i) 45 days after the last day of the Subscription Offering and, if held, the Community Offering, unless the Company and the Agent agree in writing to extend such period and any applicable regulator, if required, agrees to extend the period of time in which the Securities may be sold, (ii) the receipt and acceptance of subscriptions and purchase orders for all of the Securities; or (iii) the completion of the Syndicated Offering, if applicable.

If any of the Securities remain available after the expiration of the Subscription Offering and, if held, the Community Offering, at the request of the Company and the Bank, the Agent will seek to form a syndicate of registered brokers or dealers (“Selected Dealers”) to assist in the solicitation of purchase orders of such Securities on a best efforts basis in a Syndicated Offering. The Agent will serve as sole book-running manager of any Syndicated Offering. The Agent will endeavor to distribute the Securities among the Selected Dealers, in a fashion that best meets the distribution objectives of the Company and the Bank and the requirements of the Plan, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall the Agent be obligated to act as a Selected Dealer or take or purchase any Securities.

In the event the Company is unable to sell at least the total minimum amount of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company and the Bank shall refund promptly to any persons who have subscribed for any of the Securities the full amount that it may have received from them, together with interest as provided in the Prospectus and the General Disclosure Package, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for promptly placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made by the Company and the Bank prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

If at least the total minimum amount of Securities, as set forth on the cover page of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities or statements reflecting book entry ownership of such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of Luse Gorman PC, at 10:00 a.m., Eastern Time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates or statements reflecting book-entry ownership of Securities shall be delivered directly to the purchasers thereof in accordance with their directions. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the “Closing Time.”

The Company will pay any stock issue and transfer taxes that may be payable with respect to the sale of the Securities.

In addition to the reimbursement of the expenses specified in Section 4 hereof, the Agent will receive:

(a)  A refundable management fee of $50,000 (the “Management Fee”), all of which has been earned in full and paid prior to the date hereof.

(b)  A cash fee in the amount of $375,000 (the “Success Fee”), which shall be paid upon the completion of the Offerings. For the avoidance of doubt, the obligation to pay to Janney the full Success Fee upon completion of the Offerings shall survive any termination of this Agreement, including any termination occurring prior to the completion of such Offerings. The Management Fee shall be credited against the Success Fee.

(c)  A cash fee in the amount of $50,000 (the “Services Fee”), $5,000 of which has been earned in full and paid prior to the date hereof, in connection with Janney’s provision of services as records agent pursuant to the Engagement Letter. The balance of the Services Fee shall be due and payable immediately upon the mailing of the Subscription Offering documents. Any material changes in the FRB Regulations or the Plan, or delays requiring duplicate or replacement processing due to changes to record dates, may result in additional fees not to exceed $10,000 as agreed by mutual consent.

(d)  With respect to any Securities sold in the Syndicated Offering, an aggregate fee of six percent (6.0%) of the aggregate purchase price of Securities sold in the Syndicated Offering.

If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Offerings are terminated by the Company, no fee, other than the Management Fee and the Services Fee, shall be payable by the Company to the Agent; provided, however, that the Company shall reimburse the Agent in accordance with the provisions of Section 4 hereof for all of its reasonable out-of-pocket expenses up to $25,000 and for its attorney’s fees and expenses up to $125,000, for a total maximum of $150,000, incurred prior to termination. These expenses may be increased by an additional amount not to exceed $25,000 by mutual consent, including in the event of a material delay of the Offerings which would require an update of the financial information in tabular form to reflect a period later than set forth in the original filing of the Prospectus. In addition, the Company shall be obligated to pay the other fees and expenses as contemplated by the provisions of Section 4 hereof in the event of any such termination.

All fees payable to the Agent hereunder shall be payable in immediately available funds at the Closing Time, or upon the termination of this Agreement, as the case may be.

SECTION 3. COVENANTS OF THE COMPANY, THE BANK, United Roosevelt Bancorp AND UNITED ROOSEVELT, MHC.

The Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC jointly and severally covenant with the Agent as follows:

(a)  The Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the NJDBI Application, the Conversion Application and the Voting Depositors’ Proxy Statement as may hereafter be required by the BHCA, Securities Act Regulations, NJ Law or the FRB Regulations or as may hereafter be requested by the Agent. Following completion of the Subscription Offering and Community Offering, in the event of a Syndicated Offering, the Company, the Bank and United Roosevelt, MHC will (i) promptly prepare and file with the Commission, if required, a post-effective amendment to the Registration Statement relating to the results of the Subscription Offering and Community Offering, any additional information with respect to the proposed plan of distribution, including the Syndicated Offering, if any, and any revised pricing information or (ii) if no such post-effective amendment is required, will file with the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription Offering and Community Offering and pricing information pursuant to Rule 424 of the Securities Act Regulations, in either case, in a form acceptable to the Agent. The Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Conversion Application or the NJDBI Application, (ii) of the receipt of any comments from the FRB, the NJDBI or the Commission with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Commission, the FRB or the NJDBI for any amendment to the Registration Statement or the Conversion Application, NJDBI Application or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by (a) the FRB of its approvals or non-objections, as applicable, of the Conversion Application, and the NJDBI, of its approval of the NJDBI Application or any order suspending its approval of the NJDBI Application or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission, the NJDBI or the FRB of an order suspending the Offerings or the use of the Prospectus or any Issuer-Represented Free Writing Prospectus or the initiation or threatened initiation of such proceedings, (vi) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vii) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company and the Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)  The Company represents and agrees that, unless it obtains the prior written consent of the Agent, and the Agent represents and agrees that, unless it obtains the prior written consent of the Company, they have not made and will not make any offer relating to the Securities that would constitute an Issuer-Represented Free Writing Prospectus or that would constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission. The Company represents that it has and will comply with the requirements of Rule 433 of the Securities Act Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the Securities Act without regard to Rule 172 or 173 of the Securities Act Regulations. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus materially conflicted or would materially conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will notify promptly the Agent so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein.

(c)  The Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC will give the Agent notice of their intention to file or prepare any amendment to the Conversion Application or the NJDBI Application or the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus that the Company proposes for use in connection with any Syndicated Offering that differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

(d)  The Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC will deliver to the Agent as many signed copies and as many conformed copies of the Conversion Application, NJDBI Application and the Registration Statement as originally filed and of each amendment thereto (including exhibits (other than Interagency Biographical and Financial Reports and any other exhibit filed with confidential treatment requested) filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

(e)  During the period when the Prospectus is required to be delivered, the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC will comply, at their own expense, with all requirements imposed upon them by the Commission, the NJDBI, the FDIC, the FRB, by the applicable FRB Regulations and NJ Law, as from time to time in force, and by the OTCQB Market, the Securities Act, the Securities Act Regulations, the Exchange Act, and the Exchange Act Regulations, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(f)  If any event or circumstance shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Agent, to amend or supplement the Registration Statement or Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or if it is necessary to amend or supplement the Prospectus to comply with applicable law and regulation, the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC will forthwith amend or supplement the Registration Statement or Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Registration Statement or Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or so the Prospectus will comply with applicable law and regulation, and the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

(g)  The Company will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the FRB Regulations and applicable law may require, and as the Agent and the Company have agreed; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(h)  The Company authorizes the Agent to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or “blue sky” laws of the various jurisdictions in which the Offerings will be made, to be prepared by counsel to the Company.

(i)  The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(j)  During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its shareholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and the Bank for such quarter in reasonable detail.

(k)  During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to shareholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request. For purposes of this paragraph, any document filed electronically with the Commission shall be deemed furnished to the Agent.

(l)  The Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC will (i) use their best efforts to complete the conditions precedent to the Offerings and the Conversion in accordance with the Plan, the applicable FRB Regulations, NJ Law and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion and the Offerings imposed upon the Company, the Bank or United Roosevelt, MHC by the Commission, the FRB, the NJDBI, or any other regulatory authority or state securities (blue sky) authority, and to comply with those which the regulatory authority permits to be completed after the Conversion and the Offerings; and (ii) conduct the Conversion and the Offerings in the manner described in the Prospectus and in accordance with the Plan, the FRB Regulations, NJ Law and all other applicable material laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Conversion and the Offerings imposed upon the Company, the Bank and United Roosevelt MHC by the Commission, the FRB, the NJDBI or any other regulatory or blue sky authority.

(m)  The Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC will comply, at their own expense, with all requirements imposed by the Commission, the FRB, the NJDBI, and the OTCQB Market or pursuant to the applicable Securities Act Regulations, FRB Regulations and OTCQB Market requirements as from time to time in force.

(n)  The Company will promptly inform the Agent upon its receipt of service with respect to any material litigation or administrative action instituted with respect to the Conversion or the Offerings.

(o)  Each of the Company and the Bank will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus and the General Disclosure Package under “How We Intend to Use the Proceeds From the Stock Offering.”

(p)  The Company will report the use of proceeds from the Offerings on its first periodic report following the Closing Time filed pursuant to Sections 13(a) and 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

(q)  The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years from the consummation date of the Conversion, and will comply in all material respects with its filing obligations under the Exchange Act. For three years from the consummation date of the Conversion, the Company will use its best efforts to effect and maintain the quoting of the Common Stock on the OTCQB Market and, once quoted on the OTCQB Market, the Company will comply with all applicable standards required by the OTCQB Market.

(r)  The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Rules 5130 and 5131.

(s)  Other than in connection with any employee benefit plan or arrangement described in the Prospectus and the General Disclosure Package, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities for a period of 180 days following the Closing Time.

(t)  During the period beginning on the date hereof and ending on the later of the third anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7 hereof, respectively, made prior to the third anniversary of the Closing Time, none of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC shall, without the prior written consent of the Agent, take or permit to be taken any action that could result in the Common Stock or the Bank Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance, with the exception of as security for the intended loan to the Bank’s ESOP by the Company to enable the ESOP to purchase securities in an amount up to 8% of the aggregate amount of Common Stock that will be outstanding upon the consummation of the Offerings.

(u)  The Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC will comply with the conditions imposed by or agreed to with the FRB and NJDBI in connection with its respective approval of the Conversion Application and NJDBI Application, respectively.

(v)  The Company shall not deliver the Securities until the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC have satisfied each condition set forth in Section 5 hereof, unless such condition is waived in writing by the Agent.

(w)  The Company or the Bank will furnish to the Agent as early as practicable prior to the Closing Time, but no later than two (2) full business days prior thereto, a copy of the latest available consolidated unaudited interim financial statements of United Roosevelt, MHC, which have been read by Wolf, as stated in their letters to be furnished pursuant to subsections (f) and (g) of Section 5 hereof.

(x)  During the period in which the Prospectus is required to be delivered, each of the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the FRB, the NJDBI, the FDIC and the OTCQB Market.

(y)  The Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC will not amend the Plan in any manner that would affect the sale of the Securities or the terms of this Agreement without the consent of the Agent (which consent shall not be unreasonably withheld, conditioned or delayed).

(z)  The Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus and the General Disclosure Package.

(aa) The Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the obligations of the Agent specified in Section 5 hereof.

(bb) The Company and the Bank will provide the Agent with any information necessary to carry out the allocation of the Securities in the event of an oversubscription, and such information will be accurate and reliable in all material respects.

(cc) The Company and the Bank will notify the Agent when funds have been received for the minimum number of Securities set forth in the Prospectus.

(dd) Except for purchases to be made in the Offerings through the Bank’s tax-qualified 401(k) plan, the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC will maintain appropriate arrangements for depositing with the Bank all funds received from persons mailing or otherwise submitting subscriptions for or orders to purchase Securities in the Offerings, on an interest bearing basis at the rate described in the Prospectus until the Closing Time and satisfaction of all conditions precedent to the release of the Company’s obligation to refund payments received from persons subscribing for or ordering Securities in the Offerings, in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC to make the necessary refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(ee) The Company will not distribute any offering material in connection with the Offerings except for the Prospectus and the sales information that has been filed by the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC with the Conversion Application and NJDBI Application and has been authorized for use by the FRB and NJDBI, respectively. The sales information will not conflict in any material respect with the information contained in the Registration Statement and the Prospectus.

SECTION 3B. COVENANTS OF THE AGENT.

The Agent covenants with the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC as follows:

(i)  During the Offerings, the Agent shall comply, in all material respects, with all requirements imposed upon it by the Federal Reserve and by the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations with respect to the Offerings.

(ii)  The Agent shall distribute the Prospectus in connection with the sales of the Securities in accordance with the respective applicable regulations of the NJDBI, the Federal Reserve and the Commission.

SECTION 4. PAYMENT OF EXPENSES.

The Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, including any required FINRA filing fees, (ii) the cost of printing and distributing the materials used in the Offerings, (iii) the costs of Blue Sky qualification (including fees and expenses of Blue Sky counsel) of the Securities in the various states, (iv) the fees and expenses incurred in connection with obtaining the quoting of the Securities on the OTCQB Market, (v) all fees and disbursements of the Company’s, the Bank’s, United Roosevelt Bancorp’s and United Roosevelt, MHC’s counsel, accountants and other advisors, and (vi) the establishment and operational expenses for the Stock Information Center (e.g. postage, telephones, supplies, temporary employees, etc.). In the event the Agent incurs any such fees and expenses on behalf of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC, the Bank will reimburse the Agent for such fees and expenses whether or not the Conversion is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC without prior approval, which approval will not be unreasonably withheld.

The Company and the Bank jointly and severally agree to pay certain expenses incident to the performance of the Agent’s obligations under this Agreement, regardless of whether the Conversion or the Offerings are consummated, including (i) the filing fees paid or incurred by the Agent in connection with all filings with FINRA and (ii) all reasonable documented out-of-pocket expenses up to $25,000 incurred by the Agent in connection with its services as marketing agent as described above including, without limitation, travel, meals, lodging, postage, and documentation expenses, and up to $125,000, incurred by the Agent on legal fees and expenses; provided, however, that the Agent shall document such expenses to the reasonable satisfaction of the Company and the Bank. These expenses assume no unusual circumstances or delays, and no resolicitation in connection with the Offerings. The Company and the Agent acknowledge that such expense cap may be increased by $25,000 by mutual consent, including in the event of a material delay of the Offerings which would require an update of the financial information in tabular form to reflect a period later than that set forth in the original filing of the offering document. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

SECTION 5. CONDITIONS OF AGENT’S OBLIGATIONS.

The Company, the Bank, United Roosevelt Bancorp, United Roosevelt, MHC and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC made pursuant to the provisions hereof, to the performance by the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC of their obligations hereunder, and to the following further conditions:

(a)  No stop order suspending the effectiveness of the Registration Statement, including any post-effective amendment thereto, shall have been issued under the Securities Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, no order suspending the Offerings or authorization for final use of the Prospectus, including any prospectus included in a post-effective amendment to the Registration Statement, shall have been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission or the FRB and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

(b)  At the Closing Time, the Agent shall have received:

(1)  The favorable opinion, dated as of the Closing Time, of Luse Gorman, PC, counsel for the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC, in form and substance satisfactory to counsel for the Agent, as set forth in Exhibit A attached hereto.

(2)  In addition to giving their opinion required by subsections (b)(l) of this Section, Luse Gorman, PC shall deliver its negative assurance letter, dated as of the Closing Time, in form and substance satisfactory to counsel for the Agent, to the effect as set forth in Exhibit A attached hereto.

In giving its opinion, Luse Gorman, PC may rely as to matters of fact on certificates of officers and directors of the Company, United Roosevelt, MHC, United Roosevelt Bancorp and the Bank and certificates of public officials.

(c)  At the Closing Time referred to in Section 2 hereof, the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC shall have completed in all material respects the conditions precedent to the Conversion in accordance with the Plan, the applicable FRB Regulations, NJ Law and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC by the FRB, the NJDBI or any other regulatory authority other than those which the FRB, the NJDBI or any such other regulatory authority permit to be completed after the Conversion.

(d)  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the Chief Executive Officer of the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC and the Chief Financial Officer of the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) there shall have been no material transaction entered into by the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC from the latest date as of which the financial condition of United Roosevelt, MHC or the Bank, as set forth in the Registration Statement, the Prospectus and the General Disclosure Package, other than transactions referred to or contemplated therein and transactions in the ordinary course of business consistent with past practice, (iii) none of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC shall have received from the FRB, the NJDBI or the FDIC any order or direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which order or direction, if any, shall have been disclosed in writing to the Agent) or which materially and adversely would affect the business, financial condition, results of operations or prospects of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC, considered as one enterprise, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) each of the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the knowledge of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC, threatened by the Commission, (vii) no order suspending the FRB’s approval of the Conversion Application, the NJDBI’s approval of the NJDBI Application or the transactions contemplated thereby has been issued and no proceedings for that purpose have been initiated or, to the knowledge of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC, threatened by the FRB or the NJDBI and no person has sought to obtain regulatory or judicial review of the action of the FRB or the NJDBI in approving the Plan in accordance with the FRB Regulations and NJ Law, nor has any person sought to obtain regulatory or judicial review of the action of the FRB in approving the Conversion Application or the action of the NJDBI in approving the NJDBI Application, and (viii) no order suspending the Offerings or authorization for use of the Prospectus has been issued and no proceedings for that purpose have been initiated by the FRB or the NJDBI.

(e)  At the Closing Time, the Agent shall have received a certificate of the Chief Executive Officer of the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC and the Chief Financial Officer of the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC, dated as of Closing Time, to the effect that (i) they have reviewed the contents of the Registration Statement, the Prospectus and the General Disclosure Package; (ii) based on each of their knowledge, the Registration Statement, the Prospectus and the General Disclosure Package do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; (iii) based on each of their knowledge, the consolidated financial statements and other financial information included in the Registration Statement, the Prospectus and the General Disclosure Package fairly present the consolidated financial condition and results of operations of United Roosevelt, MHC as of and for the dates and periods covered by the Registration Statement and the Prospectus; (iv) they are responsible for establishing and maintaining disclosure controls and procedures; (v) they have designed such disclosure controls and procedures to ensure that material information relating to United Roosevelt, MHC and the Bank is made known to them; (vi) they have evaluated the effectiveness of their disclosure controls and procedures; and (vii) they have disclosed to Wolf and the audit committee (A) all significant deficiencies in the design or operation of disclosure controls and procedures which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data, and have identified for the Company’s and the Bank’s independent registered public accounting firm any material weaknesses in disclosure controls and procedures and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s disclosure controls and procedures.

(f)  As of the date hereof, the Agent shall have received from Wolf a letter dated such date, in form and substance satisfactory to the Agent, to the effect that: (i) they are independent public accountants with respect to United Roosevelt, MHC within the meaning of the Code of Ethics of the AICPA, the Securities Act and the Securities Act Regulations and the FRB Regulations, they are registered with the PCAOB, and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a review (in accordance with Auditing Standard No. 4105) of the latest available consolidated unaudited interim financial statements of United Roosevelt, MHC prepared by United Roosevelt, MHC, a reading of the minutes of the meetings of the Board of Directors of United Roosevelt, MHC and the Bank and committees thereof and consultations with officers of United Roosevelt, MHC and the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited consolidated financial statements included in the Prospectus are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Prospectus; or (B) except as stated in such letter, during the period from the date of the latest unaudited consolidated financial statements included in the Prospectus to a specified date not more than three (3) business days prior to the date of the Prospectus, there was any increase in borrowings (defined as securities sold under agreements to repurchase and any other form of debt other than deposits), non-performing loans or special mention loans or decrease in the deposits, total assets, total loans, the allowance for credit losses or equity, or there was any decrease in total interest income, net interest income, net interest income after the provision for credit losses, income (loss) before income taxes, or net income (loss) of United Roosevelt, MHC on a consolidated basis for the period commencing immediately after the period covered by the latest unaudited income statement included in the Prospectus and ended not more than three (3) business days prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iv) stating that, in addition to the audit referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (iii) of this subsection (f), they have compared the general accounting records of United Roosevelt, MHC, which are subject to the internal controls of the accounting system of United Roosevelt, MHC and the Bank, and other data prepared by United Roosevelt, MHC and the Bank from accounting records, to the extent specified in such letter, to such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(g)  At the Closing Time, the Agent shall have received from Wolf a letter dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three (3) days prior to the Closing Time.

(h)  At the Closing Time, the Securities shall have been approved for quotation on the OTCQB Market.

(i)  At the Closing Time, the Agent shall have received a letter from the Appraiser, dated as of the Closing Time, (i) confirming that said firm is independent of the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC and is experienced and expert in the area of corporate appraisals, (ii) stating in effect that the Appraisal complies in all material respects with the applicable requirements of the FRB Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC expressed in the Appraisal as most recently updated, remains in effect.

(j)  At or prior to the Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to advise the Agent with respect to the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities shall be satisfactory in form and substance to the Agent and counsel for the Agent.

(k)  At any time prior to the Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on any of the NYSE MKT, the New York Stock Exchange, the Nasdaq Stock Market the OTCQB Market or the OTC Pink Marketplace shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or New Jersey authorities.

SECTION 6. INDEMNIFICATION.

(a)  The Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each of its respective partners, directors, officers, employees and agents, as follows:

(i)  from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Conversion or any action taken by the Agent where acting as agent of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC or otherwise as described in Section 2 hereof;

(ii)  from and against any and all loss, liability, claim, judgment, damage and expense whatsoever, as incurred, based upon or arising out of (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus, the Voting Depositors’ Proxy Statement, or any amendment or supplement thereto (including any post-effective amendment), (B) the omission or alleged omission to state a material fact required to be stated in the Registration Statement, the Prospectus or the General Disclosure Package or necessary to make the statements therein not misleading or (C) any omission or alleged omission from the Prospectus, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus or the Voting Depositors’ Proxy Statement to state therein a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(iii)  from and against any and all loss, liability, claim, judgment, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company or the Bank, which consent shall not be unreasonably withheld; and

(iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim pending or threatened whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under clause (i), (ii) or (iii) above; provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, judgment, damage or expense that arises out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the General Disclosure Package or any Issuer-Represented Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the written information furnished to the Company by the Agent expressly for use therein, provided that the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC hereby acknowledge and agree that the only information that the Agent has furnished to the Company consists solely of the information set forth in (i) the second paragraph, third paragraph, and fourth paragraph of the section “The Conversion and Stock Offering-Plan of Distribution; Selling Agent and Underwriter Compensation”, and (ii) the second paragraph of the section “The Conversion and Stock Offering-Plan of Distribution; Stock Information Center Management”, in the Prospectus (the “Agent Information”), and shall not apply to the extent that any loss, liability, claim, judgment, damage or expense is found in a final judgment by a court of competent jurisdiction to have resulted from the Agent’s fraud, willful misconduct, bad faith or gross negligence. To the extent required by law, the indemnification provided for in this paragraph (a) shall be subject to and limited by Section 23A of the Federal Reserve Act, as amended.

(b)  The Agent agrees to indemnify and hold harmless the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC, their respective directors or trustees, as applicable, each of their respective officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, judgment, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus or the General Disclosure Package or any Issuer-Represented Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

(c)  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. If any such action shall be brought or asserted against an indemnified party and such indemnified party shall have notified the indemnifying party thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to such indemnified party that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. An indemnifying party may participate at its own expense in the defense of any such action. The indemnifying party shall not be liable for the fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from such indemnifying party’s own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Notwithstanding anything to the contrary in this Section 6, the indemnifying party shall not, without the prior written consent of an indemnified party (which consent shall not be unreasonably withheld), settle any pending or threatened action in respect of which indemnity could have been sought hereunder by such indemnified party unless (i) such settlement includes an unconditional release of such indemnified party in form and substance satisfactory to such indemnified party from all liability on claims that are the subject matter of such action and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)  The Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Bank and its depositors, the Company and its security holders, United Roosevelt, MHC, United Roosevelt Bancorp, or the Bank’s, the Company’s, United Roosevelt Bancorp’s or United Roosevelt, MHC’s creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent’s fraud, willful misconduct, bad faith or gross negligence.

(e)  In addition to, and without limiting, the provisions of Section (6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees, affiliates or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the Bank, United Roosevelt Bancorp, United Roosevelt, MHC, the Agent or any of its affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC jointly and severally agree to reimburse the Agent and its partners, directors, officers, employees or agents for all reasonable and necessary out-of-pocket expenses incurred by them in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent and its partners, directors, officers, employees or agents in an amount to be mutually agreed upon.

(f)  Notwithstanding any other provision set forth in this Section 6, in no event shall any payment made by the Company, United Roosevelt Bancorp, United Roosevelt, MHC or the Bank pursuant to this Section 6 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

SECTION 7. CONTRIBUTION.

In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms or is insufficient in respect of any losses, liabilities, claims, judgments, damages or expenses referred to therein, the Company, the Bank, United Roosevelt Bancorp, United Roosevelt, MHC and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company, United Roosevelt Bancorp, the Bank and United Roosevelt, MHC on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and its respective partners, directors, officers, employees, affiliates and agents shall have the same rights to contribution as the Agent, and each director of the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

All representations, warranties and agreements of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC contained in this Agreement, or contained in certificates of officers of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities.

All representations, warranties and agreements of the Agent contained in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC or controlling person, or by or on behalf of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC, and shall survive delivery of the Securities.

SECTION 9. TERMINATION OF AGREEMENT

(a)  The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, (iii) if trading generally on the Nasdaq Stock Market, the OTCQB Market, the OTC Pink Marketplace, the NYSE MKT or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New Jersey authorities, (iv) if any condition specified in Section 5 hereof shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such Material Adverse Effect in the condition or prospects of the Company, the Bank, United Roosevelt Bancorp or United Roosevelt, MHC or the prospective market for the Company’s Securities as in the Agent’s good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if, in the Agent’s good faith opinion, the aggregate price for the Securities established by the Appraiser is not reasonable or equitable under then prevailing market conditions, or (vii) if the Conversion is not consummated on or prior to ______, 2026.

(b)  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Sections 2 and 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

SECTION 10. NOTICES.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to 3560 Lenox Road NE, Suite 1100, Atlanta, GA 30326, attention Dan Flaherty, CFA; Managing Director, Investment Banking; with a copy to Edward Hogan at Stevens & Lee P.C., 1500 Market Street, East Tower, 18th Floor, Philadelphia, PA 19102; notices to the Company, the Bank, United Roosevelt Bancorp and United Roosevelt MHC shall be directed to any of them at 11-15 Cooke Avenue, Carteret, NJ 07008, attention of Kenneth R. Totten, Chairman, President and Chief Executive Officer, with a copy to Victor L. Cangelosi, Esq., at Luse Gorman, PC, 5335 Wisconsin Avenue, Suite 780, Washington, D.C. 20015.

SECTION 11. PARTIES.

This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the Bank, United Roosevelt Bancorp, United Roosevelt, MHC and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the Bank, United Roosevelt Bancorp, United Roosevelt, MHC and their respective successors and the controlling persons and the partners, officers, directors, trustees, employees, affiliates and agents referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC and their respective successors, and said controlling persons, partners, officers, directors and trustees and their heirs, partners, legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 12. ENTIRE AGREEMENT; AMENDMENT.

This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except as otherwise specifically set forth in the engagement letter dated July 2, 2025, by and between Janney and United Roosevelt Bancorp. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto. This Agreement may be executed in several counterparts, each of which is deemed an original but all of which constitute one and the same instrument. Delivery of an executed counterpart by facsimile, pdf or other electronic means shall be equally effective as delivery of a manually executed counterpart of this Agreement.

SECTION 13. GOVERNING LAW AND TIME.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern time.

SECTION 14. SEVERABILITY.

Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 15. HEADINGS.

Section headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

[The next page is the signature page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, on the one hand, and the Company, the Bank, United Roosevelt Bancorp and United Roosevelt, MHC, on the other, in accordance with its terms.

Very Truly yours,

URSB BANCORP, INC.

By:
Kenneth R. Totten
Chairman, President and Chief Executive Officer

UNITED ROOSEVELT SAVINGS BANK

By:
Kenneth R. Totten
Chairman, President and Chief Executive Officer

UNITED ROOSEVELT, MHC

By:
Kenneth R. Totten
Chairman, President and Chief Executive Officer

UNITED ROOSEVELT BANCORP

By:
Kenneth R. Totten
Chairman, President and Chief Executive Officer

CONFIRMED AND ACCEPTED

As of date first above written:

JANNEY MONTGOMERY SCOTT LLC

By:
Name:
Title: